UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2006

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 West Loop South, Suite 1500
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 623-0790
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 6, 2006, Cornell Companies, Inc., a Delaware corporation (“Cornell”), announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Veritas Capital Fund III, L.P., a Delaware limited partnership (“Veritas”), Cornell Holding Corp., a Delaware corporation (“Parent”), and CCI Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Cornell (the “Merger”), with Cornell surviving after the Merger as a wholly-owned subsidiary of Parent.

On November 9, 2006, Cornell, Veritas, Parent and Merger Sub entered into an amendment to the Merger Agreement (the “Amendment”) that, among other things, confirms the consideration of $18.25 in cash for each share of Cornell common stock held by Cornell’s stockholders on the effective date of the merger.

The description of the Amendment in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 2.1, which is incorporated by reference herein. The Amendment has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the parties to the Merger Agreement.

Item 9.01               Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit No.	Description
2.1

First Amendment, dated November 9, 2006, to the Agreement and Plan of Merger, dated as of October 6, 2006, by and among Cornell Companies, Inc., The Veritas Capital Fund III, L.P., Cornell Holding Corp., and CCI Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: November 9, 2006

	By:	/s/ Patrick N. Perrin
Patrick N. Perrin
Senior Vice President, Chief Administrative Officer, and Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
2.1

First Amendment, dated November 9, 2006, to the Agreement and Plan of Merger, dated as of October 6, 2006, by and among Cornell Companies, Inc., The Veritas Capital Fund III, L.P., Cornell Holding Corp., and CCI Acquisition Corp.